UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2023
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant’s telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Modified Portfolio Revolving Loan Facility
On October 17, 2018, KBS Real Estate Investment Trust III, Inc. (the “Company”), through indirect wholly owned subsidiaries, entered into a three-year loan facility with U.S. Bank, N.A., as administrative agent (the “Agent”), for a committed amount of up to $215.0 million (the “Portfolio Revolving Loan Facility”).
As previously disclosed, on January 23, 2020, the Company, through indirect wholly owned subsidiaries (collectively, the “Borrower”), entered into a first modification and additional advance agreement (the “Modified Portfolio Revolving Loan Facility”) with the Agent and the Lenders (defined below) to (i) increase the committed amount by $110.0 million to $325.0 million, subject to certain conditions in the loan agreement, (ii) add 201 17th Street as collateral for the Modified Portfolio Revolving Loan Facility, and (iii) reset the loan term. On November 2, 2021, in connection with the disposition of one of the real estate properties securing the Modified Portfolio Revolving Loan Facility, the committed amount was reduced to $249.2 million, of which $124.6 million is term debt and $124.6 million is revolving debt. The lenders under the Modified Portfolio Revolving Loan Facility are U.S. Bank, N.A., Regions Bank, Citizens Bank, City National Bank and Associated Bank, N.A. (the “Lenders”).
On February 28, 2023, the Borrower entered into a second modification with the Agent and the Lenders to convert the benchmark interest rate from LIBOR to Term SOFR. Effective March 1, 2023, the Modified Portfolio Revolving Loan Facility bears interest at the one-month forward-looking term rate based on the Secured Overnight Financing Rate (“Term SOFR”) plus 160 basis points per annum, which increased the margin from 150 basis points to include a SOFR adjustment of 10 basis points per annum. All other material terms of the Modified Portfolio Revolving Loan Facility remain the same. In addition, on February 28, 2023, the Borrower exercised its first extension option under the Modified Portfolio Revolving Loan Facility and extended the maturity date of the Modified Portfolio Revolving Loan Facility to March 1, 2024. The Modified Portfolio Revolving Loan Facility is secured by 515 Congress, the McEwen Building, Gateway Tech Center and 201 17th Street.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in this Report set forth under Item 1.01 regarding the Modified Portfolio Revolving Loan Facility is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS
On February 21, 2023, the Company approved recommending to its stockholders that they reject a mini-tender offer made by CMG Income Fund II, LLC, CMG Liquidity Fund, LLC, Blue River Capital, LLC and CMG Partners, LLC for up to 450,000 shares of the Company’s common stock, which is approximately 0.30% of the Company’s outstanding shares. The Company’s response to this mini-tender offer is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

99.1	KBS Real Estate Investment Trust III, Inc. Response to Mini-Tender Offer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: March 6, 2023	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary